EXHIBIT 10.3.2
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS
BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Shanghai Media Group
2009 Advertisement Agency Agreement
No.: 2009-W014
          Party A: Shanghai Media Group; Shanghai Media Group Advertisement Operation Center (“Party A”)
          Party B: Beijing Shidai Charm Advertising Company Limited (“Party B”)
          WHEREAS:
          Having each been granted the opportunity to read this Contract, Party A and Party B hereby expressly understand and acknowledge as follows:
          1. Shanghai Media Group and Shanghai Media Group Advertisement Operation Center together constitute Party A. Shanghai Media Group Advertisement Operation Center is an entity which centrally manages and operates, under the authorization of Shanghai Media Group, advertisement placement matters in respect of the media owned by Shanghai Media Group, and which is authorized to exercise the rights hereunder and perform the obligations hereunder;
          2. Beijing Shidai Charm Advertising Company Limited constitutes Party B. Party B is an advertisement business entity which is lawfully organized in the People’s Republic of China, has been duly registered with and approved by the industry and commerce administration, and is permitted to engage in the business of placing advertisements in the media. Party B warrants that it has the qualifications and ability to independently exercise its rights hereunder and perform its obligations hereunder; and
          3. The Parties share the common wish of engaging in friendly cooperation and developing the TV advertisement business.
          NOW, THEREFORE, in accordance with relevant provisions of the Contract Law of the People’s Republic of China, the Advertising Law of the People’s Republic of China and other relevant laws and regulations, based on the principle of honesty and creditworthiness, friendly cooperation and mutual benefits, Party A and Party B hereby reach the following agreements in respect of the placement by Party B in 2009 of advertisements on the TV channels owned by Shanghai Media Group:
          Article 1 Definitions
          For the purpose hereof, unless otherwise required by the context, the following words and expressions shall have the following meanings:

          1. Contract Price. For the purpose hereof, the term “Contract Price” means the amount to be paid by Party B to Party A in accordance with Article 4.1 hereof.
          2. Erroneous Broadcasting. For the purpose hereof, the term “Erroneous Broadcasting” means the broadcasting by Party A of the advertisements of Party B with an error of version, date, time slot, channel, etc.
          3. Omitted Broadcasting. For the purpose hereof, the term “Omitted Broadcasting” means a failure to broadcast the advertisement booked by Party B.
          4. Ceased Broadcasting. For the purpose hereof, the term “Ceased Broadcasting” means a cessation by Party A of advertisement broadcasting due to force majeure or such causes as set out in Article 6.5 hereof.
          Article 2 Term of Contract
          The term of this Contract shall commence as from January 1, 2009 and expire as of December 31, 2009.
          Article 3 Scope of Contract
          Party B shall purchase from Party A the operational right of developing domestic Direct Customers on the channel of Dragon TV, as more fully set out below:
          (1) Hard-Sell Advertisement Component
          a total of ***** minutes during 6:00-18:00 each day; and a total of ***** minutes during 18:00-24:30 each day (as more fully set out in the Exhibit hereto)
          (2) Event Sponsorship Marketing Component
          i. Sponsorship Marketing for Large Events. This means sponsorship in the form of naming right, special broadcasting sponsorship, product endorsement, etc. in relation to variety show programs (events) which are broadcast on a seasonal basis (as more fully set out in the Exhibit hereto); and
          ii. Sponsorship Marketing for Certain Regular Programs. This means the non-conventional advertising forms (such as “naming right sponsorship”, “special broadcasting sponsorship”) in relation to regular programs in the 2009 broadcasting schedule which are permitted by relevant policies and regulations to run such forms of advertisements (the details of such programs are more fully set out in the Exhibit hereto).
          (3) Definition of “Direct Customers”.
          “Direct Customers” means advertisers other than those for which a 4A advertising firm has acted as their agent.
          Article 4 Contract Price, Performance Security Deposit and Method of Payment
          4.1 The Contract Price to be paid by Party B for the purchase of the advertisement operation right hereunder shall be RMB ***** (*****).

4.2 Party B shall pay the Contract Price without delay in accordance with the following schedule:

January, 2009:	RMB*****
February, 2009:	RMB*****
March, 2009:	RMB*****
April, 2009:	RMB*****
May, 2009:	RMB*****
June, 2009:	RMB*****
July, 2009:	RMB*****
August, 2009:	RMB*****
September, 2009:	RMB*****
October, 2009:	RMB*****
November, 2009:	RMB*****
December, 2009:	RMB*****
          NOTE: The payment dates for the above payments shall all fall no later than the 25th day of each month. The performance security deposit to be separately paid by Party B may be used, and shall only be used, to set off against the relevant amounts of the Contract Price of the last two months of the term of the contract.
          4.3 Within one week from the execution hereof, Party B shall pay a sum of RMB***** to Party A as the performance security deposit for its purchase of the advertising operation right hereunder. If Party B fails to timely pay the full amount of such performance security deposit on a lump-sum basis, Party A shall have the right to immediately terminate this Contract.
          4.4 Party B agrees that Party A may directly deduct from its performance security deposit the advertisement broadcasting fee and such liquidated damages, indemnities and any other outstanding payment as set out in Article 6. Party B shall make up the deducted performance security deposit within 10 days from such deduction, failing which Party A shall have the right to proceed in accordance with Article 6.3 hereof.
          4.5 If Party B fails to pay in full the Contract Price, Party A shall have the right to treat the performance security deposit as the money to set off the unpaid portion of the Contract Price. Where such performance security deposit is not sufficient to cover such unpaid portion of the Contract Price, Party A may separately claim the same from Party B.
          Article 5 Rights and Obligations of the Parties
          5.1 Party A shall be entitled to review the relevant qualifications of Party B before the entry into of this Contract and Party B shall be obligated to truthfully provide relevant documents to Party A in accordance with relevant requirements of the state and shall be held legally liable for the truthfulness of such documents.
          5.2 Subject to written consent of Party A, Party B may exercise its rights in accordance with the principle of “independent promotion, independent pricing and independent operation” in the programs in respect of which Party B has the operation right as an agent hereunder, provided that Party B shall cooperate with the special requests imposed by Party A on the broadcasting of relevant brand advertisements in light of the requirements of relevant laws, regulations and policies, the need for public opinion guidance management or the need to stabilize or safeguard market order.
          5.3 Party B covenants that during the course of the operations conducted by it in 2009 as an agent hereunder, it shall refrain from applying the CPRP, or cost per rating point method to its customers and shall safeguard the stability of the pricing system in conjunction with Party A.
          5.4 The Parties shall separately determine, by way of advertisement placement and broadcasting booking orders, the lengths and positions of the advertisements to be actually placed and broadcasted during the performance of this Contract. The booking orders of Party B shall in principle be in the form of an original copy duly signed by the business personnel of Party B and affixed with the corporate seal of Party B. Party B shall provide the name list of such business personnel to Party A for its confirmation and recordal. If Party B makes the order by fax, then, in addition to the signature and sealing as required of the original copy of an order, such faxed copy shall also clearly set out the fax number and the transmission time. A booking order will become effective immediately upon confirmation, signature and sealing by the business personnel of Party A.
          5.5 The Parties agree that the broadcasting of advertisements hereunder during each day or period shall be based on the program play-out schedule of the day of broadcasting. Where Party B fails to provide the advertisement schedule, or where Party B provides an advertisement schedule with advertisement broadcasting times different from the advertising operation time of such day or period as notified by Party A to Party B in accordance with this Contract, Party B shall be deemed to have used its advertising operation right in respect of such day or period in full conformity with this Contract.
          5.6 The advertisements provided by Party B shall comply with the Advertising Law of the People’s Republic of China and relevant laws and regulations and shall not violate any prior right of any third party. Party B shall furnish to Party A relevant certificates and approvals issued by relevant competent authorities. Medical advertisements shall be subject to review and approval by relevant authorities of Shanghai City. Party B further agrees to strictly abide by relevant requirements of relevant competent authorities of the state on the placement and broadcasting of advertisements as well as the Advertisement Placement and Broadcasting Instructions issued by Party A. Otherwise, Party A shall have the right to decline the broadcasting of such advertisements and Party B shall bear all losses arising therefrom. Party B shall be responsible for any economic and legal liabilities resulting from any political mistake or breach of relevant regulations arising after the broadcasting of any advertisement. Party A shall not be held liable, on account of its act of review, for the lawfulness and truthfulness of the content of any advertisement or any consequence arising from such advertisement.
          5.7 Party A shall have the right to review the sample tapes of advertisements in terms of their content, expressive form, technical standard, etc and to demand Party B to make modifications to sample tapes of advertisements which contain contents and expressive forms that are in violation of applicable laws, regulations and rules or which fail to meet technical standards. Unless and until such modifications are made, Party A shall have the right to refuse the broadcasting of the same and Party B shall bear all losses arising therefrom.
          5.8 The advertisement broadcasting tapes and advertisement placement and broadcasting orders of Party B shall be delivered to Party A ten days before the broadcasting date and Party B shall be liable for the broadcasting delay arising out of its failure to deliver the same. The advertisement broadcasting tapes shall be consistent with the sample tapes of advertisement which have been previously provided to, and approved by, Party A and shall equally be consistent with the version indicated in the relevant advertising placement and broadcasting order, failing which Party B shall be responsible for all liabilities arising therefrom. A tape number shall be applied for in relation to an advertisement before it is broadcasted, and the booking order shall state not only the relevant version or the relevant brand but shall also state the relevant tape number, which shall have the overruling effect. If the booking order of Party B contains the brand or version information only and does not contain the tape number information, Party A shall have the right to refuse to broadcast the advertisement and Party B shall bear all losses arising therefrom.
          5.9 Any modification or cancellation by Party B of an advertisement order shall be notified by way of a signed written notice to Party A seven business days before the broadcasting date of the advertisement and shall obtain written consent of Party A. If such notice is provided to Party A four business days before the broadcasting date of the advertisement and if Party A grants its consent, Party B shall pay to Party A a fee equal to *****% of the modified or cancelled portion of the original order. No advertisement order may be modified or cancelled three business days before its broadcasting date.
          5.10 Any objection by Party B to the broadcasting of an advertisement shall be made in writing within 15 business days from the agreed broadcasting time of the advertisement and shall be accompanied by written and taped broadcasting monitoring documents issued by an authoritative broadcasting monitoring company acceptable to the Parties. If Party B has not made any written objection within such 15 business days, the broadcasting of such advertisement shall be deemed accurate and valid. Party A may at the request of Party B issue a broadcasting completion certificate within 30 days from the broadcasting date of an advertisement.
          5.11 Party B shall timely make the payments agreed hereunder. Party B shall not demand a reduction of the agreed total Contract Price on grounds of insufficient advertisement business development or any other reasons.
          5.12 Party B undertakes to place without delay the advertisements in accordance with the requirements set out herein within the times and deadlines agreed herein. Party A will not broadcast any advertisement which has missed such time and deadline.
          5.13 During its performance of the advertising agency contract hereunder, Party B shall be responsible for resolving, and shall assume relevant liabilities for, any creditor rights,

debt or other economic disputes arising as a result of reasons attributable to Party B or its customers, or any suit or dispute arising after the broadcasting of any advertisement.
          5.14 During its conduct of the advertising agency operations hereunder, Party B shall give Party A a written notice of any of its change in equity interests, material asset disposal, lawsuits and other material matters, as well as any material project cooperation, mortgage creation or loan extension and like economic activities in relation to a third party and shall provide relevant documents together with such notice. Party A reserves the right to pursue Party B for its failure to comply with this notice obligation.
          Article 6 Breach of Contract Liabilities
          6.1 Party B agrees that it shall immediately notify Party A of any of its breaches of the foregoing provisions and shall timely take actions to duly remedy the same; and that it shall solely assume all relevant losses, responsibilities, obligations and expenses and breach of contract liabilities; and that Party A shall have the right to immediately terminate this Contract.
          6.2 Upon its entry into force, this Contract shall not be unduly modified or terminated by neither of the Parties. In addition to complying with laws and relevant contractual provisions, any termination or modification of this Contract shall be subject to the mutual agreement of the Parties and shall be effected by a separate supplementary agreement to be entered into by the Parties in accordance with law. Failure to comply with the foregoing sentence shall be deemed a breach of this Contract. In addition to its right to request the breaching Party to continue to perform this Contract, the non-breaching Party shall also have the right to demand the breaching Party to pay liquidated damages equal to *****% of the portion of the Contract Price which remains to be performed.
          6.3 Party B shall make the payments in accordance with this Contract. Late payment by Party B shall entitle Party A to cease the broadcasting of Party B’s advertisements and ultimately, to unilaterally terminate this Contract without a refund of the performance security deposit to Party B. In addition, Party A shall be entitled to request Party B to pay to it a late payment penalty equal to *****% of the aggregate sum of late payment for each day of delay until full settlement of such late payment. If a payment by Party B becomes overdue for more than 30 days, Party B shall, in addition to the late payment penalty, pay to Party A late payment damages equal to *****% of the overdue payment.
          6.4 If Party B is breach of Article 5.3 hereof, Party B shall assume breach of contract liabilities and forfeit the performance security deposit and Party A shall be entitled to immediately terminate this Contract.
          6.5 Party A shall broadcast Party B’s advertisements in accordance with this Contract. In the event of an Erroneous Broadcasting or a Omitted Broadcasting, Party A will make up the broadcasting in accordance with the principle of “One Make-up Broadcasting for One Erroneous Broadcasting; Two Make-up Broadcastings for One Omitted Broadcasting”, with the make-up broadcasting time slots to be arranged for by Party A in accordance with the program schedule. However, if, due to a change in the programs of the various TV channels owned by SMG, the order of a superior authority, or a mechanical failure and like reasons, a program or its broadcasting time or channel has been modified and has thereby made it impossible to broadcast an advertisement or has thereby resulted in an inconsistency between the actual broadcasting of the advertisement and its booking order, no breach shall be deemed to have occurred.
          Article 7 Independent Contractors
          7.1 The Parties hereto are independent contractors and no joint venture, partnership or employment relationship is created between the Parties. No Party or any of its employees or agents may conduct, or attempt to conduct, business on behalf of the other Party as a partner, representative, employee or otherwise or represent itself as such either explicitly or implicitly.
          7.2 Without written consent of Party A, Party B may not carry out external publicity activities by representing itself as a sponsorship partner or sponsor of the programs of Party A, nor shall it use the names, logos or other marks of Party A or SMG.
          Article 8 Contractual Effect
          8.1 Without written consent of Party A, Party B may not assign this Contract or any of its rights and obligations hereunder. Where Party B is found to have made such an assignment without authorization, Party B shall forfeit the performance security deposit and Party A shall be entitled to immediately terminate this Contract.
          8.2 The following documents shall have the same legal force as this Contract:
(1) Advertisement placement booking orders;
(2) The last released 2009 standard advertising prices list (in the event of any change, the standard price/s released by Party A immediately thereupon shall apply);
(3) Advertisement Placement and Broadcasting Instructions;
(4) Details on the 2009 Dragon TV Domestic Direct Customers Development Agency Work;
(5) Hard-Sell Advertisement Resources Table; and
(6) Notes on the Advertising Resources Table.
          Article 9 Force Majeure
          If, due to earthquake, typhoon, flood, fire, the order of a superior authority and other force majeure events, a Party is prevented from continuing to perform this Contract, the Parties shall terminate this Contract without liability to each other, provided that the affected Party shall have timely notified the other Party upon occurrence of the force majeure event.
          Article 10 Dispute Resolution
          Upon effectiveness of this Contract, any dispute arising out of its performance shall be resolved by the Parties through amicable consultations, failing which, such dispute may be submitted by the Parties to the People’s Court of the place of performance of this Contract.

          Article 11 Effectiveness
          11.1 This Contract shall be made in Chinese in four originals, with each of the Parties holding two copies thereof. Each copy shall have the same legal force.
          11.2 This Contract shall become effective on the date when it is signed and sealed by each of the Parties.

Party A:	Party B:
Shanghai Media Group;	Beijing Shidai Charm Advertising
Shanghai Media Group	Company Limited
Advertisement Operation Center

By:	By:
(Seal)	(Seal)

Date:	Date:

Exhibit I
Details on the 2009 Dragon TV Domestic Direct Customers Development Agency Work
(No: 2009-W014)
WHEREAS, Shanghai Media Group and Shanghai Media Group Advertising Operation Center (“Party A”) and Beijing Shidai Charm Advertising Company Limited (“Party B”) have entered into an agency contact pursuant to which Party B shall represent Party A in the handling of the 2009 Dragon TV domestic Direct Customers development work (“Main Contract”), Party A and Party B agree as follows as to the details of the agency work in respect of the advertising time slots covered thereunder:
1.	With respect to the program spaces of Dragon TV as of date of execution of this Exhibit, Party B shall have the right (during the term hereof ) to operate the advertising time slots set out in the table hereto (See Dragon TV Advertising Resources Table, as contracted for by Charm; and the “Notes on the Advertising Resources Table”).

2.	Subject to the terms and conditions of the Main Contract, Party A agrees to grant the advertising agency operation right in respect of the advertising programs and time slots set out in the attachment to Party B, which shall carry out, as an agent, the Dragon TV domestic direct customers development work.

3.	Direct Customers shall mean advertisers other than those for which a 4A advertising company has acted as their agent. The development and operation right in respect of 4A customers **************************************************** shall belong to Party B.

4.	In the event of a program adjustment, provided that the total daily advertising volume shall remain unchanged, the advertising time slots of the original program shall be dealt with within the framework of the newly-adjusted program. In the event of a change to the program spaces during the term of the Contract, the new advertising time slots to be made available to Party B shall be determined by the Parties through consultations, provided that the total daily advertising volume shall remain unchanged.

5.	The hard-sell advertising (including special naming right sponsorship) time operated by Party B in all of the programs has been included within the total daily advertising volume and no extra time will be separately provided for. In addition, the broadcasting of special form advertisements shall be based on the actual times of broadcasting of the relevant program.

6.	Party B shall pay the expenses for the preparation of special form advertisements for certain programs of Dragon TV, including the naming right, sponsorship and special broadcasting sponsorship, studio background board, stage cards, product layout, stage’s surrounding decoration and other special forms of advertising.

7.	The special form advertisements for the programs set out in the table attached hereto, including without limitation, the naming right, sponsorship and special broadcasting sponsorship, studio background board, stage cards, product layout, stage’s surrounding decoration and like rights and interests, shall not interfere with the broadcasting of the programs and the implementation of such special form advertisements shall receive prior written approval of Dragon TV and the Advertising Operation Center.

Party A:	Party B:
Shanghai Media Group;	Beijing Shidai Charm Advertising
Shanghai Media Group	Company Limited
Advertisement Operation Center

Legal Representative/	Legal Representative/
Authorized Representative:	Authorized Representative:
(Signature)	(Signature)
(Seal)	(Seal)

Date:	Date:

Exhibit II Hard-Sell Advertising Resources Table

T/W	Mon.	Tues.	Wed.	Thurs.	Fri.	Sat.	Sun.	W/T
7	[redacted]					[redacted]	[redacted]	7
8	[redacted]					[redacted]	[redacted]	8
9	[redacted] Ending music/song soft sell ad					[redacted] Ending music/song soft sell ad [redacted]	[redacted] Ending music/song soft sell ad [redacted]	9
10	[redacted]					[redacted]	[redacted]	10
11	[redacted]					[redacted]	[redacted]	11
12	[redacted]					[redacted]	[redacted]	12
13	[redacted]					[redacted]	[redacted]	13
14	Ending music/song soft sell ad [redacted]					[redacted] Ending music/song soft sell ad	[redacted] ending music/song soft sell ad [redacted]	14
15	[redacted]					[redacted] Ending music/song soft sell ad	ending music/song soft sell ad Variety Show (Recorded broadcast)(Middle of show) (1.5m+1.5m+1.5m+1.5m+1.5m+1.5m+1.5m)	15
16	Ending music/song soft sell ad [redacted]					[redacted]		16
17	[redacted]					Special Report (Before; 1.5m) (Middle; 1.5m)	Car World (Before; 1.5m) (Middle; 1.5m)	17
18	[redacted]					[redacted]	[redacted]	18
19	[redacted]					[redacted]	[redacted]	19

T/WMon.Tues.Wed.Thurs.Fri.Sat.Sun.W/T778899Endingmusic/songsoftselladEndingmusic /songsoftsellad10101111121213131414Endingmusic/songsoftselladendingmusic/songso ftselladEndingmusic/songsoftsellad1515endingmusic/songsoftselladVarietyShow (Recordedbroadcast)(Middleofshow)(1.5m+1.5m+1.5m+1.5m+1.5m+1.5m+1.5m) Endingmusic/songsoftsellad16Endingmusic/songsoftsellad161717SpecialReport (Before;1.5m)CarWorld(Before;1.5m)(Middle;(Middle;1.5m)1.5m)18181919

2020212122222323Brainstorming(Middle;3m+3m)YangLanOneonOne (Middle;3m+3m)00LateNightTheatre(Episode1)LateNightTheatre (Episode1)1Endingmusic/songsoftsellad1LateNightTheatre(Episode2) Endingmusic/songsoftselladEndingmusic/songsoftselladLateNightTheatre (Episode2)2:00-6:002(MaintenanceTime)LateNightTheatre(Episode3) 2Endingmusic/songsoftselladLateNightTheatre(Episode4)LateNightTheatre (Episode3)33LateNightTheatre(Episode4)LateNightTheatre(Episode5)44LateNight Theatre(Episode5)LateNightTheatre(Episode6)LateNightTheatre(Episode6)55Late NightTheatre(Episode7)LateNightTheatre(Episode7)6Endingmusic/songsoftsellad; 16m6LateNightTheatre(Episode8)(insert1*+Endofshow1*)Endingmusic/songsoftselladLate NightTheatre(Episode8)(Aftersong1.5m+insert1+endshow3m)

Exhibit III Notes on the Advertising Resources Table
1.	The First Advertising Positions in the hard-sell advertising slots made available to Party B in the table above shall be possessed by Party B.

2.	In addition to the hard-sell advertising time slots, Party B shall also have soft-sell rights and interests in respect of part of the externally-produced programs and shall have the right to operate non-conventional advertising forms, such as “naming right sponsorship” and “joint sponsorship” , in respect of “Look East”, “ Dragon News”, “Dragon Night News”, “In Depth 105”, “Extraordinary Memories”, “Ke Fan Listens” “Morning Theatre”, “Afternoon Theatre”, “Weekend Theatre” and “Golden Theatre”.

3.	Party B shall have the right to operate one “special broadcasting sponsorship (equivalent to joint sponsorship)” in respect of “Yang Lan One on One” and “Brainstorming”.

4.	Party B shall have the discretionary right to arrange for hard-sell advertising resources to exploit its soft-sell rights and interests related to “special broadcasting sponsorship”, including the display of the legend of “special broadcasting sponsored by XXX” and end of show acknowledgements.

5.	Party B shall have the right to operate sponsorships in the form of naming right, special broadcasting sponsorship, product endorsement, etc., in respect of the large event programs “Expo Universelle Gala”, “Ball Party” and “Ideal Couple”.

6.	The Parties will jointly promote the development of novel advertisement-carrying resources on the basis of the current program space arrangement, with the relevant operation rights and interests to be separately determined and reasonably allocated by the Parties in accordance with the basic principles set out in the Contract.

Dragon TV Channel Advertising Prices List
(Effective as of January 1, 2009)

			RMB Per Run
Broadcasting Time	Name of Program	5 Sec.	15 Sec.	30 Sec.
Circa 07:10-08:50	Look East (Middle)	6000	12000	20000
Circa 09:10-11:55	Morning Theatre (After beginning of show) (Mondays-Fridays)	7500	15000	25000
Circa 09:10-11:55	Morning Theatre (Middle of show) (Mondays-Fridays)	8400	16800	28000
Circa 09:10-11:55	Morning Theatre (Before end of show) (Mondays-Fridays)	7500	15000	25000
Circa 08:40-11:50	Weekend Theatre (After beginning of show) (Saturdays-Sundays)	7800	15600	26000
Circa 08:40-11:50	Weekend Theatre (Middle of show) (Saturdays-Sundays)	9000	18000	30000
Circa 08:40-11:50	Weekend Theatre (Before end of show) (Saturdays-Sundays)	7800	15600	26000
Circa 12:00	Global News (Before)	9000	18000	30000
Circa 12:10-12:15	Global News (Middle)	10500	21000	35000
Circa 12:40-17:55	Afternoon Theater (After beginning of show) (Mondays-Fridays)	7500	15000	25000
Circa 12:40-17:55	Afternoon Theater (Middle of show) (Mondays-Fridays)	8400	16800	28000
Circa 12:40-17:55	Afternoon Theatre (Before end of show) (Mondays-Fridays)	7500	15000	25000
Circa 12:40	Approach Them (Before)(Saturdays)/ Ke Fang Listens (Before) (Sundays)	7500	15000	25000
Circa 12:55	Approach Them (Middle)(Saturdays)/ Ke Fang Listens (Middle) (Sundays)	8400	16800	28000
Circa 13:05-15:25	Weekend Theatre (After beginning of show) (Saturdays-Sundays)	7800	15600	26000
Circa 13:05-15:25	Weekend Theatre (Middle of show) (Saturdays-Sundays)	9000	18000	30000
Circa 13:05-15:25	Weekend Theatre (Before end of show) (Saturdays-Sundays)	7800	15600	26000
Circa 15:20-17:20	Variety Show (Recorded broadcast) (Middle) (Saturdays-Sundays)	9000	18000	30000
Circa 17:35	China Policy Coverage (Before) (Sundays)/ Car World (Before) (Sundays)	9000	18000	30000
Circa 18:00	True Feelings, True Record (Before)(Mondays-Fridays)/ Entertainment Wujiandao (Before) (Saturdays-Sundays)	11400	22800	38000
Circa 18:15	True Feelings, True Record (Middle)(Mondays-Fridays)/ Entertainment Wujiandao (Middle) (Saturdays-Sundays)	12000	24000	40000
Circa 18:30	Dragon News (Before)	12000	24000	40000
Circa 18:40-18:50	Dragon News (Middle)	21000	42000	70000
Circa 19:00	Syndicated News Broadcasting (Before)	21000	42000	70000
Circa 19:30	Syndicated News Broadcasting (After)	25200	50400	84000
Circa 19:35	Golden Theatre 1 (After beginning of show)	25200	50400	84000
Circa 20:25	Golden Theatre 1 (Before end of show)	28800	57600	96000
Circa 20:35	Golden Theatre 2 (After beginning of show) (Mondays-Fridays)	35400	70800	118000
Circa 21:00	Golden Theatre 2 (Before end of show) (Mondays-Fridays)	25200	50400	84000
Circa 21:15	Golden Theatre 3 (After beginning of show) (Mondays-Fridays)	27000	54000	90000
Circa 21:35	Golden Theatre 3 (Middle of show) (Mondays-Fridays)	38400	76800	128000
Circa 21:50	Golden Theatre 3 (Before end of show) (Mondays-Fridays)	32400	64800	108000
Circa 20:30-21:55	Changtai Variety Show (Middle) (Saturdays)/Jibo Variety Show (Middle) (Sundays)	38400	76800	128000
	Ball Party (National Edition; Season II) (Middle) (Sundays)	60000	120000	200000
Circa 22:00	Dragon Night News (Before)	32400	64800	108000
Circa 22:00-22:25	Dragon Night News (Middle)	36000	72000	120000
Circa 22:30	Weather Forecast (Before)	21600	43200	72000
Circa 22:40	Dubo Theatre 1 (After beginning of show) (Mondays-Fridays)	20400	40800	68000
Circa 23:00	Dubo Theatre 1 (Middle of show) (Mondays-Fridays)	21000	42000	70000
Circa 23:20	Dubo Theatre 1 (Before end of show) (Mondays-Fridays)	19500	39000	65000
Circa 23:40	Dubo Theatre 2 (After beginning of show) (Mondays-Fridays)	15600	31200	52000
Circa 24:00	Dubo Theatre 2 (Middle of show) (Mondays-Fridays)	16500	33000	55000
Circa 00:20	Dubo Theatre 2 (Before end of show) (Mondays-Fridays)	15600	31200	52000
Circa 22:35-23:15	Extraordinary Memories (Middle) (Saturdays)/In Depth 105 (Middle) (Sundays)	19500	39000	65000

			RMB Per Run
Broadcasting Time	Name of Program	5 Sec.	15 Sec.	30 Sec.
Circa 23:30	Yang Lan One on One (Before) (Saturdays)/Brainstorming (Before) (Sundays)	10800	21600	36000
Circa 23:45-00:10	Yang Lan One on One (Middle) (Saturdays)/Brainstorming (Middle) (Sundays)	16800	33600	56000
Circa 00:30	Late Night Theatre (Before)	3600	7200	12000
Circa 00:30-07:00	Late Night Theatre (Middle of show)	3600	7200	12000
Notes:
•	Specific designation of the first position or last position is subject to a 20% surcharge; specific designation of the second position or the penultimate position is subject to a 10% surcharge; specific designation of the third position or the position preceding the penultimate position is subject to 15% surcharge; specific designation of all other positions is subject to a 20% surcharge.

•	Prices for advertisements of a non-conventional length shall be calculated as follows: 20 seconds = 30seconds * 80%; 10 seconds =30seconds*40%; 5seconds= 30 seconds * 30%

•	For the months of January, September and December of 2009, all advertisement positions are subject to a surcharge of 10%.